EXHIBIT 10.2
                                                                    ------------


                        ARMSTRONG WORLD INDUSTRIES, INC.
               ASBESTOS PERSONAL INJURY SETTLEMENT TRUST AGREEMENT
               ---------------------------------------------------


                  This Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust Agreement ("PI TRUST AGREEMENT"), dated the date set forth on the signature page hereof and effective as of the Effective Date, is entered into by Armstrong World Industries, Inc. ("AWI," the "SETTLOR," or the "DEBTOR"), the Debtor and debtor-in-possession in Case No. 00-4471 (RJN) in the United States Bankruptcy Court for the District of Delaware as Settlor; the Legal Representative for Asbestos-Related Future Claimants ("FUTURE CLAIMANTS' REPRESENTATIVE"); the Official Committee of Asbestos Creditors ("ACC"); and the Trustees ("Trustees") and the members of the PI Trust Advisory Committee ("TAC") identified on the signature page hereof and appointed at Confirmation pursuant to Armstrong World Industries, Inc. Fourth Amended Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code, dated May 23, 2003 ("PLAN"), as such Plan may be amended, modified or supplemented from time to time. All capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Plan, and such definitions are incorporated herein by reference. All capitalized terms not defined herein or defined in the Plan, but defined in the Bankruptcy Code or Rules, shall have the meanings ascribed to them by the Bankruptcy Code and Rules, and such definitions are incorporated herein by reference.

                  WHEREAS, at the time of the entry of the order for relief in the Chapter 11 case, AWI was named as a defendant in actions involving personal injury ("PI") or death claims caused by exposure to asbestos-containing products for which AWI, its predecessors, successors and assigns have legal liability ("ASBESTOS PERSONAL INJURY CLAIMS" as defined in the Plan); and

                  WHEREAS, AWI has reorganized under the provisions of Chapter 11 of the Bankruptcy Code in a case pending in the United States Bankruptcy Court for the District of Delaware, known as In re Armstrong World Industries, Inc., Debtor, Case No. 00-4471 (RJN); and

                  WHEREAS, the Plan has been confirmed by the Bankruptcy Court; and

                  WHEREAS, the Plan provides, inter alia, for the creation of the Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust ("PI TRUST"); and

                  WHEREAS, pursuant to the Plan, the PI Trust is to use its assets and income to satisfy all Asbestos Personal Injury Claims; and

                  WHEREAS, it is the intent of AWI, the Trustees, the ACC, the TAC, and the Future Claimants' Representative that the PI Trust be administered, maintained, and operated at all times through mechanisms that provide reasonable assurance that the PI Trust will satisfy all Asbestos Personal Injury Claims pursuant to the AWI Asbestos Personal Injury Settlement Trust Distribution Procedures ("TDP") that are attached to the Plan as Exhibit 1.24 in substantially the same manner, and in strict compliance with the terms of this PI Trust Agreement; and

                  WHEREAS, pursuant to the Plan, the PI Trust is intended to qualify as a "qualified settlement fund" within the meaning of section 1.468B-1 et seq. of the Treasury Regulations promulgated under section 468B of the Internal Revenue Code ("IRC"); and

                  WHEREAS, the Bankruptcy Court has determined that the PI Trust and the Plan satisfy all the prerequisites for an injunction pursuant to section 524(g) of the Bankruptcy Code, and such injunction has been entered in connection with the Confirmation Order;


                  NOW, THEREFORE, it is hereby agreed as follows:


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                                   SECTION 1

                               AGREEMENT OF TRUST
                               ------------------

         1.1 CREATION AND NAME. AWI as Settlor hereby creates a trust known as the "Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust," which is the PI Trust provided for and referred to in the Plan. The Trustees of the PI Trust may transact the business and affairs of the PI Trust in the name of the PI Trust.

         1.2 PURPOSE. The purpose of the PI Trust is to assume the liabilities of AWI, its predecessors and successors in interest, for all Asbestos Personal Injury Claims (as defined in the Plan), and to use the PI Trust's assets and income to pay the holders of all Asbestos Personal Injury Claims in accordance with this PI Trust Agreement and the TDP in such a way that such holders of Asbestos Personal Injury Claims are treated fairly, equitably and reasonably in light of the limited assets available to satisfy such claims, and to otherwise comply in all respects with the requirements of a trust set forth in section 524(g)(2)(B) of the Bankruptcy Code.

         1.3 TRANSFER OF ASSETS. Pursuant to the Plan, certain assets have been transferred and assigned to the PI Trust to settle and discharge all Asbestos Personal Injury Claims ("PI TRUST ASSETS"). Pursuant to the Plan, AWI, its successors in interest thereto, from and after the Effective Date ("REORGANIZED AWI") and others may also transfer and assign additional assets to the PI Trust from time to time, which will be added to the PI Trust Assets. In all events, the PI Trust Assets will be transferred to the PI Trust free and clear of any liens or other claims by AWI, Reorganized AWI, any creditor, or other entity. AWI, Reorganized AWI, and any other transferors shall also execute and deliver such documents to the PI Trust as the Trustees reasonably request to transfer and assign the PI Trust Assets to the PI Trust.

         1.4      ACCEPTANCE OF ASSETS AND ASSUMPTION OF LIABILITIES

         (a) In furtherance of the purposes of the PI Trust, the Trustees, on behalf of the PI Trust, hereby expressly accept the transfer and assignment to the PI Trust of the PI Trust Assets in the time and manner contemplated in the Plan.

         (b) In furtherance of the purposes of the PI Trust, the Trustees, on behalf of the PI Trust, expressly assume all liability for (i) all Asbestos Personal Injury Claims and (ii) all premiums, deductibles, retrospective premium adjustments, security or collateral arrangements, or any other charges, costs, fees, or expenses (if any) that become due to any insurer in connection with the Asbestos PI Insurance Asset (as such term is defined in the Plan) as a result of Asbestos Personal Injury Claims, asbestos-related personal injury claims against Entities insured under policies included in the Asbestos PI Insurance Asset by reason of vendor's endorsements, or under indemnity provisions of settlement agreements that AWI made with various insurers prior to the Commencement Date (as such term is defined in the Plan) to the extent that those indemnity provisions relate to Asbestos Personal Injury Claims.

         (c) No provision herein or in the TDP shall be construed to mandate distributions on any claims or other actions that would contravene the PI Trust's compliance with the requirements of a qualified settlement fund within the meaning of section 1.468B-1 et seq. of the Treasury Regulations promulgated under section 468B of the IRC.

         (d) AWI and Reorganized AWI shall be entitled to indemnification from the PI Trust for any expenses, costs, and fees (including attorneys' fees and costs, but excluding any such expenses, costs, and fees incurred prior to the Effective Date), judgments, settlements, or other liabilities arising from or incurred in connection with any action related to Asbestos Personal Injury Claims, including, but not limited to, indemnification or contribution for such claims prosecuted against Reorganized AWI.

         (e) Nothing in this PI Trust Agreement shall be construed in any way to limit the scope, enforceability, or effectiveness of the Section 524(g) injunction issued in connection with the Plan or the PI Trust's assumption of


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all liability for Asbestos Personal Injury Claims, subject to the provisions of
Section 1.4(b) above.

                                   SECTION 2

                         POWERS AND TRUST ADMINISTRATION
                         -------------------------------

         2.1      POWERS.

         (a) The Trustees are and shall act as the fiduciaries to the PI Trust in accordance with the provisions of this PI Trust Agreement and the Plan. The Trustees shall, at all times, administer the PI Trust and the PI Trust Assets in accordance with the purposes set forth in Section 1.2 above. Subject to the limitations set forth in this PI Trust Agreement, the Trustees shall have the power to take any and all actions that, in the judgment of the Trustees, are necessary or proper to fulfill the purposes of the PI Trust, including, without limitation, each power expressly granted in this Section 2.1, any power reasonably incidental thereto, and any trust power now or hereafter permitted under the laws of the State of Delaware.

         (b) Except as required by applicable law or otherwise specified herein, the Trustees need not obtain the order or approval of any court in the exercise of any power or discretion conferred hereunder.

         (c) Without limiting the generality of Section 2.1(a) above, and except as limited below, the Trustees shall have the power to:

                  (i) receive and hold the PI Trust Assets, vote the Reorganized AWI common stock, and exercise all rights with respect to, and sell, any securities issued by Reorganized AWI that are included in the PI Trust Assets, subject to any restrictions set forth in the Restated Certificate of Reorganized AWI;

                  (ii)     invest the monies held from time to time by the PI
         Trust;

                  (iii) sell, transfer, or exchange any or all of the PI Trust Assets at such prices and upon such terms as the Trustees may consider proper, consistent with the other terms of this PI Trust Agreement;

                  (iv) enter into leasing and financing agreements with third parties to the extent such agreements are reasonably necessary to permit the PI Trust to operate;

                  (v) pay liabilities and expenses of the PI Trust, including, but not limited to, PI Trust expenses;

                  (vi) establish such funds, reserves and accounts within the PI Trust estate, as deemed by the Trustees to be useful in carrying out the purposes of the PI Trust;

                  (vii) sue and be sued and participate, as a party or otherwise, in any judicial, administrative, arbitrative, or other proceeding;

                  (viii) establish, supervise and administer the PI Trust in accordance with the TDP and the terms thereof;

                  (ix) appoint such officers and hire such employees and engage such legal, financial, accounting, investment, auditing and forecasting, and other consultants and agents as the business of the PI Trust requires, and delegate to such persons such powers and authorities as the fiduciary duties of the Trustees permit and as the Trustees, in their discretion, deem advisable or necessary in order to carry out the terms of this PI Trust;

                  (x) pay employees, legal, financial, accounting, investment, auditing, and forecasting, and other consultants, advisors, and agents, including those engaged by the PI Trust in connection with its alternative dispute resolution activities, reasonable compensation;


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                  (xi)     compensate the Trustees, the TAC members, and the
         Future Claimants' Representative as provided below, and their employees, legal, financial, accounting, investment and other advisors, consultants, independent contractors, and agents, and reimburse the Trustees, the TAC members and the Future Claimants' Representative all reasonable out-of-pocket costs and expenses incurred by such persons in connection with the performance of their duties hereunder;

                  (xii) execute and deliver such instruments as the Trustees consider proper in administering the PI Trust;

                  (xiii) enter into such other arrangements with third parties as are deemed by the Trustees to be useful in carrying out the purposes of the PI Trust, provided such arrangements do not conflict with any other provision of this PI Trust Agreement;

                  (xiv) in accordance with Section 4.6 below, defend, indemnify and hold harmless (and purchase insurance indemnifying) (A) the Trustees, the members of TAC, and the Future Claimants' Representative, and (B) the officers and employees of the PI Trust, and any agents, advisors and consultants of the PI Trust, the TAC, or the Future Claimants' Representative (the "ADDITIONAL INDEMNITEES"), to the fullest extent that a corporation or trust organized under the laws of the State of Delaware is from time to time entitled to indemnify and/or insure its directors, trustees, officers, employees, agents, advisors and representatives;

                  (xv) delegate any or all of the authority herein conferred with respect to the investment of all or any portion of the PI Trust Assets to any one or more reputable individuals or recognized institutional investment advisors or investment managers without liability for any action taken or omission made because of any such delegation, except as provided in Section 4.4 below;

                  (xvi) consult with Reorganized AWI, the TAC and the Future Claimants' Representative at such times and with respect to such issues relating to the conduct of the PI Trust as the Trustees consider desirable; and

                  (xvii) make, pursue (by litigation or otherwise), collect, compromise or settle, in the name of the PI Trust or the name of Reorganized AWI, any claim, right, action, or cause of action included in the PI Trust Assets including, but not limited to, insurance recoveries, before any court of competent jurisdiction; provided that settlement of actions before the Bankruptcy Court require the approval of the Bankruptcy Court after notice to Reorganized AWI.

         (d) The Trustees shall not have the power to guarantee any debt of other persons.

         (e) The Trustees shall give the TAC, the Future Claimants' Representative and Reorganized AWI prompt notice of any act performed or taken pursuant to Sections 2.1(c)(i), (iii), (vii), or (xv) above, and any act proposed to be performed or taken pursuant to Section 2.2(f) below.

         2.2      GENERAL ADMINISTRATION.

         (a) The Trustees shall adopt and act in accordance with the PI Trust Bylaws, a copy of which is attached hereto as Annex A. To the extent not inconsistent with the terms of this PI Trust Agreement, the PI Trust Bylaws shall govern the affairs of the PI Trust. In the event of an inconsistency between the PI Trust Bylaws and this PI Trust Agreement, the PI Trust Agreement shall govern.

         (b) The Trustees shall (i) timely file such income tax and other returns and statements and shall timely pay all taxes required to be paid, (ii) comply with all withholding obligations, as required under the applicable provisions of the IRC and of any state law and the regulations promulgated thereunder, (iii) meet without limitation all requirements necessary to qualify and maintain qualification of the PI Trust as a qualified settlement fund within the meaning of section 1.468B-1 et seq. of the Treasury Regulations promulgated under section 468B of the IRC, and (iv) take no action that could cause the PI


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Trust to fail to qualify as a qualified settlement fund within the meaning of section 1.468B-1 et seq. of the Treasury Regulations promulgated under section 468B of the IRC.

         (c) The Trustees shall timely account to the Bankruptcy Court as follows:

                  (i) The Trustees shall cause to be prepared and filed with the Bankruptcy Court, as soon as available, and in any event within one hundred and twenty (120) days following the end of each fiscal year, an annual report containing financial statements of the PI Trust (including, without limitation, a balance sheet of the PI Trust as of the end of such fiscal year and a statement of operations for such fiscal year) audited by a firm of independent certified public accountants selected by the Trustees and accompanied by an opinion of such firm as to the fairness of the financial statements' presentation of the cash and investments available for the payment of claims and as to the conformity of the financial statements with generally accepted accounting principles. The Trustees shall provide a copy of such report to the TAC, the Future Claimants' Representative, and Reorganized AWI when such reports are filed with the Bankruptcy Court.

                  (ii) Simultaneously with delivery of each set of financial statements referred to in Article 2.2(c)(i) above, the Trustees shall cause to be prepared and filed with the Bankruptcy Court a report containing a summary regarding the number and type of claims disposed of during the period covered by the financial statements. The Trustees shall provide a copy of such report to the TAC, the Future Claimants' Representatives, and Reorganized AWI when such report is filed.

                  (iii) All materials required to be filed with the Bankruptcy Court by this Section 2.2(c) shall be available for inspection by the public in accordance with procedures established by the Bankruptcy Court and shall be filed with the Office of the United States Trustee for the District of Delaware.

         (d) The Trustees shall cause to be prepared as soon as practicable prior to the commencement of each fiscal year a budget and cash flow projections covering such fiscal year and the succeeding four fiscal years. The budget and cash flow projections shall include determining the Maximum Annual Payment pursuant to Section 2.4 of the TDP, and the Asbestos Personal Injury Claims Payment Ratio pursuant to Section 2.5 of the TDP. The Trustees shall provide a copy of the budget and cash flow projections to the TAC and the Future Claimants' Representative.

         (e) The Trustees shall consult with the TAC and the Future Claimants' Representative (i) on the general implementation and administration of the PI Trust; (ii) on the general implementation and administration of the TDP; and (iii) on such other matters as may be required under this PI Trust Agreement and the TDP.

         (f) The Trustees shall be required to obtain the consent of the TAC and the Future Claimants' Representative pursuant to the Consent Process set forth in Section 5.7(b) and 6.6(b) below, in addition to any other instances elsewhere enumerated, in order:

                  (i)      to change the Claims Payment Ratio described in
         Section 2.5 of the TDP in the event that the requirements for such a change as set forth in said provision have been met;

                  (ii) to change the Scheduled Diseases, Disease Levels and/or Medical/Exposure Criteria set forth in Section 5.3(a)(3) of the TDP, and/or the Maximum Values set forth in Section 5.3(b)(4) and
         Section 5.4(a) of the TDP;

                  (iii)    to change the Payment Percentage described in Section
         2.3 of the TDP as provided in Section 4.2 of the TDP;

                  (iv) to establish and/or to change the Claims Materials to be provided holders of Asbestos Personal Injury Claims under Section
         6.1 of the TDP;


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                  (v)      to require that claimants provide additional kinds of
         medical and/or exposure evidence pursuant to Section 7.1 of the TDP;

                  (vi) to change the form of release to be provided pursuant to Section 7.8 of the TDP;

                  (vii) to terminate the PI Trust pursuant to Section 7.2 below;

                  (viii) to settle the liability of any insurer under any insurance policy or legal action related thereto;

                  (ix) to change the compensation of the members of the TAC, the Future Claimants' Representative or Trustees, other than to reflect cost-of-living increases or changes approved by the Bankruptcy Court as otherwise provided herein;

                  (x) to take structural or other actions to minimize any tax on the PI Trust Assets; or

                  (xi) to amend the PI Trust Bylaws in accordance with the terms thereof;

                  (xii) to amend any provision of this PI Trust Agreement or the TDP in accordance with the terms thereof;

                  (xiii) to vote the stock of the Reorganized Debtor for the purpose of electing members of the Board of Directors of the Reorganized Debtor; or

                  (xiv) to merge any asbestos claims resolution organization formed by the PI Trust with another asbestos claims resolution organization that is not specifically created by this PI Trust Agreement or the TDP, or to contract with another asbestos claims resolution organization or other entity that is not specifically created by this PI Trust Agreement or the TDP, or permit any other party to join in any asbestos claims resolution organization that is formed by the PI Trust pursuant to the PI Trust Agreement or the TDP; provided that such merger, contract or joinder shall not (a) subject Reorganized AWI or any successors in interest thereto, to any risk of having any PI Trust Claim asserted against it or them, or (b) otherwise jeopardize the validity or enforceability of the section 524(g) injunction; and provided further that the terms of such merger will require the surviving organization to make decisions about the allowability and value of claims in accordance with Section 2.1 of the TDP which requires that such decisions be based on the provisions of the TDP.

         (g) The Trustees shall meet with the TAC and the Future Claimants' Representative no less often than quarterly. The Trustees shall meet in the interim with the TAC and the Future Claimants' Representative when so requested by either.

         (h) The Trustees, upon notice from either the TAC or the Future Claimants' Representative, if practicable in view of pending business, shall at their next meeting with the TAC or the Future Claimants' Representative consider issues submitted by the TAC or the Future Claimants' Representative.

         (i) Periodically, but not less often than once a year, the Trustees shall make available to claimants and other interested parties the number of claims by disease levels that have been resolved both by individual review and by arbitration, as well as by trial, indicating the amounts of the awards and the averages of the awards by jurisdiction pursuant to Section 7.10 of the TDP.

         2.3      CLAIMS ADMINISTRATION.


                  The Trustees shall promptly proceed to implement the TDP.


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                                   SECTION 3

                       ACCOUNTS, INVESTMENTS, AND PAYMENTS
                       -----------------------------------

         3.1 ACCOUNTS. The Trustees may, from time to time, create such accounts and reserves within the PI Trust estate as they may deem necessary, prudent, or useful in order to provide for the payment of expenses and payment of Asbestos Personal Injury Claims and may, with respect to any such account or reserve, restrict the use of monies therein.

         3.2 INVESTMENTS. Investment of monies held in the PI Trust shall be administered in the manner in which individuals of ordinary prudence, discretion, and judgment would act in the management of their own affairs, subject to the following limitations and provisions:

         (a) The PI Trust shall not acquire, directly or indirectly, equity in any entity (other than Reorganized AWI or any successor to Reorganized AWI) or business enterprise if, immediately following such acquisition, the PI Trust would hold more than 5% of the equity in such entity or business enterprise. The PI Trust shall not hold, directly or indirectly, more than 10% of the equity in any entity (other than Reorganized AWI or any successor to Reorganized AWI) or business enterprise.

         (b) The PI Trust shall not acquire or hold any long-term debt securities unless (i) such securities are PI Trust Assets under the Plan, (ii) such securities are rated "Baa" or higher by Moody's, "BBB" or higher by Standard & Poor's ("S&P'S"), or have been given an equivalent investment grade rating by another nationally recognized statistical rating agency, or (iii) have been issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof.

         (c)      The PI Trust shall not acquire or hold for longer than ninety
(90) days any commercial paper unless such commercial paper is rated "Prime-1" or higher by Moody's or "A-1" or higher by S&P's or has been given an equivalent rating by another nationally recognized statistical rating agency.

         (d) Excluding any securities by the Debtor or Reorganized AWI, the PI Trust shall not acquire or hold any common or preferred stock or convertible securities unless such stock or securities are rated "A" or high by Moody's or "A" or higher by S&P's or have been given an equivalent investment grade rating by another nationally recognized statistical rating agency.

         (e) The PI Trust shall not acquire any debt securities or other instruments issued by any entity (other than debt securities or other instruments issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof) if, following such acquisition, the aggregate market value of all debt securities and instruments issued by such entity held by the PI Trust would exceed 2% of the aggregate value of the PI Trust estate. The PI Trust shall not hold any debt securities or other instruments issued by any entity (other than debt securities or other instruments issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof and other than debt securities or other instruments of Reorganized AWI or any successor to Reorganized AWI) to the extent that the aggregate market value of all securities and instruments issued by such entity held by the PI Trust would exceed 5% of the aggregate value of the PI Trust Assets.

         (f) The PI Trust shall not acquire or hold any certificates of deposit unless all publicly held, long-term debt securities, if any, of the financial institution issuing the certificate of deposit and the holding company, if any, of which such financial institution is a subsidiary, meet the standards set forth in Section 3.2(b) above.

         (g) The PI Trust may acquire and hold any securities or instruments issued by Reorganized AWI or any successor to Reorganized AWI, or obtained as proceeds of litigation or otherwise to resolve disputes, without regard to the limitations set forth in Subsections (a)-(f) above.


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         (h)      The PI Trust shall not acquire or hold any repurchase
obligations unless, in the opinion of the Trustees, they are adequately collateralized.

         (i) The PI Trust shall not acquire or hold any options other than options or other derivative securities acquired or held in connection with bona fide hedging transactions with respect to the stock of Reorganized AWI to the extent then permitted by the Articles of Incorporation of Reorganized AWI.

         3.3 SOURCE OF PAYMENTS. All PI Trust expenses and payments and all liabilities with respect to claims shall be payable solely by the Trustees out of the PI Trust Assets. Neither AWI, Reorganized AWI, their subsidiaries, any successor in interest, the present or former directors, officers, employees or agents of AWI, Reorganized AWI, nor the Trustees, the TAC or Future Claimants' Representative, or any of their officers, agents, advisors, or employees shall be liable for the payment of any PI Trust expense or any other liability of the PI Trust.

                                    SECTION 4

                                    TRUSTEES
                                    --------

         4.1 NUMBER. There shall be five (5) Trustees. The initial Trustees shall be those persons named on the signature page hereof.

         4.2      TERM OF SERVICE.

         (a) The five initial Trustees named pursuant to Article 4.1 above shall each serve an initial two (2) year term. At the expiration of these initial two (2) year terms, the number of Trustees shall be reduced from five
(5) to three (3), unless the TAC and the Future Claimants' Representative agree that the Trust should maintain five (5) Trustees past this initial two (2) year term. When the number of Trustees is reduced from five (5) to three (3), Trustees Anne Ferazzi, Thomas Tully, and Harry Huge shall continue to serve as Trustees, serving staggered terms of three (3), four (4), or five (5) years, such terms to be determined by the TAC and the Future Claimants' Representative. Thereafter, each Trustee's term of service shall be five (5) years. The initial Trustees shall serve from the Effective Date until the earlier of (i) the end of his or her term, (ii) his or her death, (iii) his or her resignation pursuant to
Section 4.2(b) below, (iv) his or her removal pursuant to Section 4.2(c) below, or (v) the termination of the PI Trust pursuant to Section 7.2 below.

         (b) A PI Trustee may resign at any time by written notice to the remaining Trustees, the TAC and the Future Claimants' Representative. Such notice shall specify a date when such resignation shall take place, which shall not be less than 90 days after the date such notice is given, where practicable.

         (c) A Trustee may be removed by unanimous vote of the remaining Trustees in the event that he or she becomes unable to discharge his or her duties hereunder due to accident or physical or mental deterioration, or for other good cause. Good cause shall be deemed to include, without limitation, any substantial failure to comply with the general administration provisions of
Section 2.2 above, a consistent pattern of neglect and failure to perform or participate in performing the duties of the Trustees hereunder, or repeated non-attendance at scheduled meetings. Such removal shall require the approval of the Bankruptcy Court and shall take effect at such time as the Bankruptcy Court shall determine.

         4.3      APPOINTMENT OF SUCCESSOR TRUSTEES.

         (a) In the event of a vacancy in the position of PI Trustee, whether by term expiration, resignation or removal, the remaining Trustees shall consult with the TAC and the Future Claimants' Representative concerning the appointment of a successor PI Trustee. The vacancy shall be filled by the unanimous vote of the remaining Trustees unless a majority of the TAC or the Future Claimants' Representative vetoes the appointment. In the event that the remaining Trustees cannot agree on a Successor PI Trustee, or a majority of the TAC or the Future Claimants' Representative vetoes the appointment of a


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successor PI Trustee, the Bankruptcy Court shall make the appointment. Nothing shall prevent the reappointment of a PI Trustee for an additional term or terms.

         (b) Immediately upon the appointment of any Successor PI Trustee, all rights, titles, duties, powers and authority of the predecessor PI Trustee hereunder shall be vested in, and undertaken by, the Successor PI Trustee without any further act. No Successor PI Trustee shall be liable personally for any act or omission of his or her predecessor Trustees.

         (c) Each Successor PI Trustee shall serve until the earlier of (i) the end of a full term of five (5) years if the predecessor PI Trustee completed his or her term, (ii) the end of the remainder of the term of the PI Trustee whom he or she is replacing if said predecessor PI Trustee did not complete said term, (iii) his or her death, (iv) his or her resignation pursuant to Section 4.2(b) above, (v) his or her removal pursuant to Section 4.2(c) above, or (vi) the termination of the PI Trust pursuant to Section 7.2 below.

         4.4 LIMITATION OF LIABILITY OF TRUSTEES, TAC, AND FUTURE CLAIMANTS' REPRESENTATIVE. The Trustees, the members of the TAC, and the Future Claimants' Representative shall not be liable to the PI Trust, to any individual holding an asbestos claim, or to any other person, except for such individual's own breach of trust committed in bad faith or willful misappropriation. In addition, the Trustees, the members of the TAC, and the Future Claimants' Representative shall not be liable for any act or omission of any other person unless such Trustee, member of the TAC, or Future Claimants' Representative acted with bad faith in the selection or retention of such person.

         4.5      COMPENSATION AND EXPENSES OF TRUSTEES.

         (a) The Trustees shall receive a retainer from the PI Trust for their services as Trustees in the amount of $65,000 per annum, which amount shall be payable in quarterly installments, except that the Managing Trustee shall receive $75,000 per annum for his or her service. All Trustees shall also receive the sum of $2,500 for attendance at a meeting of the Trustees, which amount shall not be charged against the annual retainer. A meeting is any scheduled, emergency or sub-committee meeting of the Trustees that is noticed and/or authorized by the chairperson in which participation is either in person or telephonically and the duration of which is no less than two (2) hours and not in excess of five (5) hours. A PI Trust meeting also includes attendance at meetings of Reorganized AWI's Board of Directors. For all other time expended in preparation, authorized special projects, and time in excess of the (5) hours in a meeting, the Trustees shall receive the sum of $450 per hour, and the sum of $225 per hour for non-working travel, in both cases computed on a quarter-hour basis. The Trustees shall record all meeting and hourly time to be charged to the Trust on a daily basis. The per annum retainer, meeting and hourly compensation payable to the Trustees hereunder shall be reviewed every three (3) years and appropriately adjusted for changes in the cost of living. Any other changes in compensation of the Trustees shall be made subject to the approval of the Bankruptcy Court.

         (b) The PI Trust will promptly reimburse the Trustees for all reasonable out-of-pocket costs and expenses incurred by the Trustees in connection with the performance of their duties hereunder.

         (c) The PI Trust shall include a description of the amounts paid under this Section 4.5 in the accounts to be filed with the Bankruptcy Court and provided to the TAC, the Future Claimants' Representative, and Reorganized AWI pursuant to Section 2.2(c)(i).

         4.6 INDEMNIFICATION OF TRUSTEES, TAC, FUTURE CLAIMANTS' REPRESENTATIVE, AND ADDITIONAL INDEMNITEES.

         (a) The PI Trust shall indemnify and defend the Trustees, the members of the TAC, and the Futures Claimants' Representative in the performance of their duties hereunder to the fullest extent that a corporation or trust organized under the laws of the State of Delaware is from time to time entitled to indemnify and defend such persons against any and all liabilities, expenses, claims, damages or losses incurred by them in the performance of their duties hereunder or in connection with activities undertaken by them prior to the

Effective Date in connection with the formation, establishment, or funding of the PI Trust. The PI Trust may indemnify any of the Additional Indemnitees in the performance of their duties hereunder to the fullest extent that a corporation or trust organized under the laws of the PI Trust's situs is from time to time entitled to indemnify and defend such persons against any and all liabilities, expenses, claims, damages or losses incurred by them in the performance of their duties hereunder or in connection with activities undertaken by them prior to the Effective Date in connection with the formation, establishment, or funding of the PI Trust. Notwithstanding the foregoing, no individual shall be indemnified or defended in any way for any liability, expense, claim, damage, or loss for which he or she is ultimately liable under
Section 4.4 above.

         (b) Reasonable expenses, costs and fees (including attorneys' fees and costs) incurred by or on behalf of a PI Trustee, a member of the TAC, Future Claimants' Representative, or Additional Indemnitee in connection with any action, suit, or proceeding, whether civil, administrative or arbitrative from which they are indemnified by the PI Trust pursuant to Section 4.6(a) above, shall be paid by the PI Trust in advance of the final disposition thereof upon receipt of an undertaking, by or on behalf of the Trustees, the members of the TAC, Future Claimants' Representative, or Additional Indemnitee, to repay such amount in the event that it shall be determined ultimately by final order that such PI Trustee, member of the TAC, Future Claimants' Representative, or Additional Indemnitee is not entitled to be indemnified by the PI Trust.

         (c) The Trustees may purchase and maintain reasonable amounts and types of insurance on behalf of an individual who is or was a PI Trustee, member of the TAC, Future Claimants' Representative, or Additional Indemnitee against liability asserted against, or incurred by, such individual in that capacity or arising from his or her status as a PI Trustee, TAC member, Future Claimants' Representative, officer, employee, agent or other representative.

         4.7 TRUSTEES' LIEN. The Trustees, members of the TAC, Future Claimants' Representative, and the Additional Indemnitees shall have a first priority lien upon the PI Trust Assets to secure the payment of any amounts payable to them pursuant to Section 4.6 above.

         4.8 TRUSTEES' EMPLOYMENT OF EXPERTS. The Trustees may, but shall not be required to, retain and/or consult with counsel, accountants, appraisers, auditors and forecasters, and other parties deemed by the Trustees to be qualified as experts on the matters submitted to them, and the written opinion of or information provided by any such parties on any matters submitted to them by the Trustees shall be full and complete authorization and protection in respect of any action taken or not taken by the Trustees hereunder in good faith and in accordance with the written opinion of or information provided by any such party.

         4.9 TRUSTEES' INDEPENDENCE. The Trustees shall not, during the term of their service, hold a financial interest in, act as attorney or agent for, or serve as any other professional for Reorganized AWI. Notwithstanding the foregoing, any PI Trustee may serve, without any additional compensation other than the per diem compensation to be paid by the PI Trust pursuant to Section 4.5(a) above, as a director of Reorganized AWI. No PI Trustee shall act as an attorney for any person who holds an asbestos claim.

         4.10 BOND. The Trustees shall not be required to post any bond or other form of surety or security unless otherwise ordered by the Bankruptcy Court.

                                   SECTION 5

                            TRUST ADVISORY COMMITTEE
                            ------------------------

         5.1 MEMBERS. The TAC shall consist of five (5) members, who shall initially be the persons named on the signature page hereof.

         5.2 DUTIES. The members of the TAC shall serve in a fiduciary capacity representing all holders of present Asbestos Personal Injury Claims.

The Trustees must consult with the TAC on matters identified in Section 2.2(e) above and in other provisions herein, and must obtain the consent of the TAC on matters identified in Section 2.2(f) above. Where provided in the TDP, certain other actions by the Trustees are also subject to the consent of the TAC.

         5.3      TERM OF OFFICE.

         (a) Each member of the TAC shall serve until the earlier of (i) his or her death, (ii) his or her resignation pursuant to Section 5.3(b) below,
(iii) his or her removal pursuant to Section 5.3(c) below, or (iv) the termination of the PI Trust pursuant to Section 7.2 below.

         (b) A member of the TAC may resign at any time by written notice to the other members of the TAC, the Trustees and the Future Claimants' Representative. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, where practicable.

         (c) A member of the TAC may be removed in the event that he or she becomes unable to discharge his or her duties hereunder due to accident, physical deterioration, mental incompetence, or a consistent pattern of neglect and failure to perform or to participate in performing the duties of such member hereunder, such as repeated non-attendance at scheduled meetings, or for other good cause. Such removal shall be made at the recommendation of the remaining members of the TAC with the approval of the Bankruptcy Court.

         5.4      APPOINTMENT OF SUCCESSOR.

         (a) In the event of a vacancy caused by the resignation or death of a TAC member, his or her successor shall be selected by the TAC member who is resigning or deceased, or by his or her law firm in the vent that such member had not pre-selected a successor. If neither the member nor the law firm exercises the right to make such a selection, the successor shall be chosen by a majority vote of the remaining TAC members. If a majority of the remaining members cannot agree, the Bankruptcy Court shall appoint the successor. In the event of a vacancy caused by the removal of a TAC member, the remaining members of the TAC by majority vote shall name the successor. If the majority of remaining members of the TAC cannot reach agreement, the Bankruptcy Court shall appoint the successor.

         (b) Each successor TAC member shall serve until the earlier of (i) his or her death, (ii) his or her resignation pursuant to Section 5.3(b) above,
(iii) his or her removal pursuant to Section 5.3(c) above, or (iv) the termination of the PI Trust pursuant to Section 7.2 below.

         5.5      TAC'S EMPLOYMENT OF PROFESSIONALS.

         (a) The TAC may but is not required to retain and/or consult counsel, accountants, appraisers, auditors, forecasters, experts, and financial and investment advisors, and such other parties deemed by the TAC to be qualified as experts on matters submitted to the TAC (the "PROFESSIONALS"). The TAC and its Professionals shall at all times have complete access to the PI Trust's officers, employees and agents, as well as to the Professionals retained by the PI Trust, and shall also have complete access to all information generated by them or otherwise available to the PI Trust or the Trustees. In the absence of gross negligence, the written opinion of or information provided by any Professional deemed by the TAC to be qualified as an expert on the particular matter submitted to the TAC shall be full and complete authorization and protection in support of any action taken or not taken by the TAC in good faith and in accordance with the written opinion of or information provided by the Professional.

         (b) The Trust shall promptly reimburse, or pay directly if so instructed, the TAC for all reasonable fees and costs associated with the TAC's employment of legal counsel pursuant to this provision in connection with the TAC's performance of its duties hereunder. The Trust shall also promptly reimburse, or pay directly if so instructed, the TAC for all reasonable fees and costs associated with the TAC's employment of any other Professional pursuant to this provision in connection with the TAC's performance of its duties hereunder; provided, however, that (i) the TAC has first submitted to the Trust a written request for such reimbursement setting forth the reasons (A) why the TAC desires to employ such Professional, and (B) why the TAC cannot rely on Professionals retained by the Trust to meet the need of the TAC for such expertise or advice, and (ii) the Trust has approved the TAC's request for reimbursement in writing. If the Trust agrees to pay for the TAC Professional, such reimbursement shall be treated as a Trust expense. If the Trust declines to pay for the TAC Professional, it must set forth its reasons in writing. If the TAC still desires to employ such Professional at Trust expense, the TAC and/or the Trustees shall resolve their dispute pursuant to Section 7.13 below.

         5.6 COMPENSATION AND EXPENSES OF TAC. The members of the TAC shall receive compensation from the PI Trust for their services as TAC members in the form of a reasonable hourly rate set by the Trustees for attendance at meetings or other conduct of PI Trust business. The members of the TAC shall also be reimbursed promptly for all reasonable out-of-pocket costs and expenses incurred in connection with the performance of their duties hereunder. Such reimbursement or direct payment shall be deemed a PI Trust expense. The PI Trust shall include a description of the amounts paid under this Section 5.6 in the accounts to be filed with the Bankruptcy Court and provided to the Trustees, the Future Claimants' Representative, and Reorganized AWI pursuant to Section 2.2(c)(i).

         5.7 PROCEDURES FOR CONSULTATION WITH AND OBTAINING THE CONSENT OF THE TAC.

         (a)      CONSULTATION PROCESS.

                  (i) In the event the Trustees are required to consult with the TAC pursuant to Section 2.2(e) above or on other matters as provided herein, the Trustees shall provide the TAC with written advance notice of the matter under consideration, and with all relevant information concerning the matter as is reasonably practicable under the circumstances. The Trustees shall also provide the TAC with such reasonable access to Professionals and other experts retained by the PI Trust and its staff (if any) as the TAC may reasonably request during the time that the Trustees are considering such matter, and shall also provide the TAC the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such matter with the Trustees.

                  (ii) The Trustees shall take into consideration the time required for the TAC, if its members so wish, to engage and consult with its own independent financial or investment advisors as to such matter.

         (b)      CONSENT PROCESS.

                  (i) In the event the Trustees are required to obtain the consent of the TAC pursuant to Section 2.2(f) above, the Trustees shall provide the TAC with a written notice stating that their consent is being sought pursuant to that provision, describing in detail the nature and scope of the action the Trustees propose to take, and explaining in detail the reasons why the Trustees desire to take such action. The Trustees shall provide the TAC as much relevant additional information concerning the proposed action as is reasonably practicable under the circumstances. The Trustees shall also provide the TAC with such reasonable access to Professionals and other experts retained by the PI Trust and its staff (if any) as the TAC may reasonably request during the time that the Trustees are considering such action, and shall also provide the TAC the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such action with the Trustees.

                  (ii) The TAC must consider in good faith and in a timely fashion any request for its consent by the Trustees, and must in any event advise the Trustees in writing of its consent or its objection to the proposed action within 30 days of receiving the original request for consent from the Trustees. The TAC may not withhold its consent unreasonably. If the TAC decides to withhold its consent, it must explain in detail its objections to the proposed action. If the TAC does not advise the Trustees in writing of its consent or its objections to the action within 30 days of receiving notice regarding such request, the TAC's consent to the proposed actions shall be deemed to have been affirmatively granted.

                  (iii)    If, after following the procedures specified in this
         Section 5.7(b), the TAC continues to object to the proposed action and to withhold its consent to the proposed action, the Trustees and/or the TAC shall resolve their dispute pursuant to Section 7.13. However, the burden of proof with respect to the validity of the TAC's objection and withholding of its consent shall be on the TAC.

                                   SECTION 6

                      THE FUTURE CLAIMANTS' REPRESENTATIVE
                      ------------------------------------

         6.1 DUTIES. The initial Future Claimants' Representative shall be the individual identified on the signature pages hereto, namely Dean M. Trafelet, Esquire. He shall serve in a fiduciary capacity, representing the interests of the holders of future Asbestos Personal Injury Claims for the purpose of protecting the rights of such persons. The Trustees must consult with the Future Claimants' Representative on matters identified in Section 2.2(e) above and on certain other matters provided herein, and must obtain the consent of the Future Claimants' Representative on matters identified in Section 2.2(f) above. Where provided in the TDP, certain other actions by the Trustees are also subject to the consent of the Future Claimants' Representative.

         6.2      TERM OF OFFICE.

         (a) The Future Claimants' Representative shall serve until the earlier of (i) his or her death, (ii) his or her resignation pursuant to Section 6.2(b) below, (iii) his or her removal pursuant to Section 6.2(c) below, or (iv) the termination of the PI Trust pursuant to Section 7.2 below.

         (b) The Future Claimants' Representative may resign at any time by written notice to the Trustees. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, where practicable.

         (c) The Future Claimants' Representative may be removed by the Bankruptcy Court in the event he or she becomes unable to discharge his or her duties hereunder due to accident, physical deterioration, mental incompetence, or a consistent pattern of neglect and failure to perform or to participate in performing the duties hereunder, such as repeated non-attendance at scheduled meetings, or for other good cause.

         6.3 APPOINTMENT OF SUCCESSOR. A vacancy caused by resignation or death shall be filled with an individual nominated prior to the effective date of the resignation or the death by the resigning Future Claimants' Representative, and a vacancy caused by removal of the Future Claimants' Representative shall be filled with an individual nominated by the Trustees, in consultation with the TAC, subject to the approval of the Bankruptcy Court. In the event a majority of the Trustees cannot agree, or a nominee has not been pre-selected, the successor shall be appointed by the Bankruptcy Court.

         6.4      FUTURE CLAIMANTS' REPRESENTATIVE'S EMPLOYMENT OF
PROFESSIONALS.

         (a) The Future Claimants' Representative may but is not required to retain and/or consult counsel, accountants, appraisers, auditors, forecasters, experts, and financial and investment advisors, and such other parties deemed by the Future Claimants' Representative to be qualified as experts on matters submitted to the Future Claimants' Representative (the "PROFESSIONALS"). The Future Claimants' Representative and his or her experts shall at all times have complete access to the PI Trust's officers, employees and agents, as well as to the Professionals retained by the PI Trust, and shall also have complete access to all information generated by them or otherwise available to the PI Trust or the Trustees. In the absence of gross negligence, the written opinion of or information provided by any Professional deemed by the Future Claimants' Representative to be qualified as an expert on the particular matter submitted to the Future Claimants' Representative shall be full and complete authorization and protection in support of any action taken or not taken by the Future Claimants' Representative in good faith and in accordance with the written opinion of or information provided by the Professional.

         (b) The Trust shall promptly reimburse, or pay directly if so instructed, the Future Claimants' Representative for all reasonable fees and costs associated with the Future Claimants' Representative's employment of legal counsel pursuant to this provision in connection with the Future Claimants' Representative's performance of his or her duties hereunder. The Trust shall also promptly reimburse, or pay directly if so instructed, the Future Claimants' Representative for all reasonable fees and costs associated with the Future Claimants' Representative's employment of any other Professionals pursuant to this provision in connection with the Future Claimants' Representative's performance of his or her duties hereunder; provided, however, that (i) the Future Claimants' Representative has first submitted to the Trust a written request for such reimbursement setting forth the reasons (A) why the Future Claimants' Representative desires to employ the Professional, and (B) why the Future Claimants' Representative cannot rely on Professionals retained by the Trust to meet the need of the Future Claimants' Representative for such expertise or advice, and (ii) the Trust has approved the Future Claimants' Representative's request for reimbursement in writing. If the Trust agrees to pay for the Future Claimants' Representative's Professional, such reimbursement shall be treated as a Trust Expense. If the Trust declines to pay for the Future Claimants' Representative's Professional, it must set forth its reasons in writing. If the Future Claimants' Representative still desires to employ the Professional at Trust expense, the Future Claimants' Representative and/or the Trustees shall resolve their dispute pursuant to Section 7.13 below.

         6.5 COMPENSATION AND EXPENSES OF THE FUTURE CLAIMANTS' REPRESENTATIVE. The Future Claimants' Representative shall receive compensation from the PI Trust in the form of the Future Claimants' Representative's normal hourly rate for services performed. The PI Trust will promptly reimburse the Future Claimants' Representative for all reasonable out-of-pocket costs and expenses incurred by the Future Claimants' Representative in connection with the performance of his or her duties hereunder. Such reimbursement or direct payment shall be deemed a PI Trust expense. The PI Trust shall include a description of the amounts paid under this Section 6.5 in the accounts to be filed with the Bankruptcy Court and provided to the Trustees, the Future Claimants' Representative, and Reorganized AWI pursuant to Section 2.2(c)(i).

         6.6 PROCEDURES FOR CONSULTATION WITH AND OBTAINING THE CONSENT OF THE FUTURE CLAIMANTS REPRESENTATIVE.

         (a)      CONSULTATION PROCESS.

                  (i) In the event the Trustees are required to consult with the Future Claimants' Representative pursuant to Section 2.2(e) above or on any other matters specified herein, the Trustees shall provide the Future Claimants' Representative with written advance notice of the matter under consideration, and with all relevant information concerning the matter as is reasonably practicable under the circumstances. The Trustees shall also provide the Future Claimants' Representative with such reasonable access to Professionals and other experts retained by the PI Trust and its staff (if any) as the Future Claimants' Representative may reasonably request during the time that the Trustees are considering such matter, and shall also provide the Future Claimants' Representative the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such matter with the Trustees.

                  (ii) The Trustees shall take into consideration the time required for the Future Claimants' Representative, if he or she so wishes, to engage and consult with his or her own independent financial or investment advisors as to such matter.

         (b)      CONSENT PROCESS.

                  (i) In the event the Trustees are required to obtain the consent of the Future Claimants' Representative pursuant to Section 2.2(f) above, the Trustees shall provide the Future Claimants' Representative with a written notice stating that his or her consent is being sought pursuant to that provision, describing in detail the nature and scope of the action the Trustees propose to take, and explaining in detail the reasons why the Trustees desire to take such action. The Trustees shall provide the Future Claimants' Representative as much relevant additional information concerning the proposed action as is reasonably practicable under the circumstances. The Trustees shall also provide the Future Claimants' Representative with such reasonable access to Professional and other experts retained by the PI Trust and its staff (if any) as the Future Claimants' Representative may reasonably request during the time that the Trustees are considering such action, and shall also provide the Future Claimants' Representative the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such action with the Trustees.

                  (ii) The Future Claimants' Representative must consider in good faith and in a timely fashion any request for his or her consent by the Trustees, and must in any event advise the Trustees in writing of his or her consent or objection to the proposed action within 30 days of receiving the original request for consent from the Trustees. The Future Claimants' Representative may not withhold his or her consent unreasonably. If the Future Claimants' Representative decides to withhold consent, he or she must explain in detail his or her objections to the proposed action. If the Future Claimants' Representative does not advise the Trustees in writing of his or her consent or objections to the proposed action within 30 days of receiving the notice from the Trustees regarding such consent, the Future Claimants' Representative's consent shall be deemed to have been affirmatively granted.

                  (iii)    If, after following the procedures specified in this
         Section 5.7(b), the Future Claimants' Representative continues to object to the proposed action and to withhold its consent to the proposed action, the Trustees and/or the Future Claimants' Representative shall resolve their dispute pursuant to Section 7.13. However, the burden of proof with respect to the validity of the Future Claimants' Representative's objection and withholding of his or her consent shall be on the Future Claimants' Representative.

                                    SECTION 7

                               GENERAL PROVISIONS
                               ------------------

         7.1      IRREVOCABILITY. The PI Trust is irrevocable.

         7.2      TERMINATION.

         (a)      The PI Trust shall automatically terminate on the date ninety
(90) days after the first to occur of the following events:

                  (i)      the Trustees decide to terminate the PI Trust because
         (A) they deem it unlikely that new asbestos claims will be filed against the PI Trust, (B) all Asbestos Personal Injury Claims duly filed with the PI Trust have been liquidated and paid to the extent provided in this PI Trust Agreement and the TDP or disallowed by a final, non-appealable order, to the extent possible based upon the funds available through the Plan, and (C) twelve (12) consecutive months have elapsed during which no new asbestos claim has been filed with the PI Trust; or

                  (ii) if the Trustees have procured and have in place irrevocable insurance policies and have established claims handling agreements and other necessary arrangements with suitable third parties adequate to discharge all expected remaining obligations and expenses of the PI Trust in a manner consistent with this PI Trust Agreement and the TDP, the date on which the Bankruptcy Court enters an order approving such insurance and other arrangements and such order becomes a final order; or

                  (iii) to the extent that any rule against perpetuities shall be deemed applicable to the PI Trust, twenty-one (21) years less ninety-one (91) days pass after the death of the last survivor of all of the descendants of the late Joseph P. Kennedy, Sr., father of the late President John F. Kennedy, living on the date hereof.

         (b) On the Termination Date, after payment of all the PI Trust's liabilities have been provided for, all monies remaining in the PI Trust estate shall be given to such organization(s) exempt from federal income tax under section 501(c)(3) of the Internal Revenue Code, which tax-exempt organization(s) shall be selected by the Trustees using their reasonable discretion; provided, however, that (i) if practicable, the activities of the selected tax-exempt organization(s) shall be related to the treatment of, research on, or the relief of suffering of individuals suffering from asbestos related lung disorders, and
(ii) the tax-exempt organization(s) shall not bear any relationship to Reorganized AWI within the meaning of section 468B(d)(3) of the Internal Revenue Code. Notwithstanding any contrary provision of the Plan and related documents, this Section 7.2(b) cannot be modified or amended.

         7.3 AMENDMENTS. The Trustees, after consultation with the TAC and the Future Claimants' Representative, and subject to the unanimous consent of the members of the TAC and the Future Claimants' Representative, may modify or amend this PI Trust Agreement and the PI Trust By-laws. The Trustees, after consultation with the TAC and the Future Claimants' Representative, and subject to the consent of the TAC and the Future Claimants' Representative, may modify or amend the TDP; provided, however, that no amendment to the TDP shall be inconsistent with the provisions limiting amendments to that document provided therein, and in particular the provisions limiting amendment of the Claims Payment Ratio set forth in Section 2.5 of the TDP and of the Payment Percentage set forth in Section 4.2 of the TDP. Any modification or amendment made pursuant to this Article must be done in writing. Notwithstanding anything contained in this PI Trust Agreement to the contrary, neither this PI Trust Agreement, the PI Trust Bylaws, the TDP, nor any document annexed to the foregoing shall be modified or amended in any way that could jeopardize, impair, or modify the applicability of section 524(g) of the Bankruptcy Code, the efficacy or enforceability of the injunction entered thereunder, or the PI Trust's qualified settlement fund status under Section 468B of the Internal Revenue Code.

         7.4      [Intentionally omitted]

         7.5 SEVERABILITY. Should any provision in this PI Trust Agreement be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this PI Trust Agreement.

         7.6 NOTICES. Notices to persons asserting claims shall be given by first class mail, postage prepaid, at the address of such person, or, where applicable, such person's legal representative, in each case as provided on such person's claim form submitted to the PI Trust with respect to his or her PI Trust Claim.

         (a) Any notices or other communications required or permitted hereunder to the following parties shall be in writing and delivered at the addresses designated below, or sent by telex, telecopy or facsimile pursuant to the instructions listed below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished in writing to each of the other parties listed below in compliance with the terms hereof.

To the PI Trust through the Trustees:       Anne M. Ferazzi, Trustee
                                            11923 Winwood
                                            Houston, TX 77024
                                            Telephone: (713) 334-7775
                                            Facsimile: (713) 953-1107
                                            Email: ferazzi@mindspring.com

                                            Mr. Harry Huge, Trustee
                                            25 East Battery
                                            Charleston, SC 29401
                                            Telephone: (843) 722-1628
                                            Facsimile: (843) 720-8794
                                            Email: harryhuge@comcast.net

                                            Paul A. Knuti, Trustee
                                            7727 Sauna Road
                                            Embarrass, MN 55732
                                            Telephone:  (218) 984-3048
                                            Facsimile:  (218) 984-3864
                                            Email:  knutifarm@frontiernet.net

                                            Lewis R. Sifford, Trustee
                                            Sifford Anderson Vice & MacFarlane
                                            2001 Bryan Street - Suite 2050
                                            Dallas, TX 75202
                                            Telephone:  (214) 978-4611
                                            Facsimile:  (214) 220-0206
                                            Email:  LSifford@sifford.com

                                            Thomas M. Tully, Trustee
                                            33 North Dearborn - Suite 2450
                                            Chicago, IL 60602
                                            Telephone:  (312) 917-8700
                                            Facsimile:  (312) 917-8711
                                            Email:  Thomas@tullyassoc.com

                                            With a copy to:

                                            Kevin E. Irwin
                                            Keating, Muething & Klekamp, PLL
                                            1400 Provident Tower
                                            One East Fourth Street
                                            Cincinnati, OH 45202
                                            Telephone:  (513) 579-6400
                                            Facsimile:  (513) 579-6457
                                            Email:  kirwin@kmklaw.com

To the TAC:                                 John D. Cooney
                                            Cooney & Conway
                                            120 North LaSalle - 30th Floor
                                            Chicago, IL 60602
                                            Telephone:  (312) 236-6166
                                            Facsimile:  (312) 236-3029
                                            Email:  jcooney@cooneyconway.com

                                            Russell W. Budd
                                            Baron & Budd
                                            Suite 1100
                                            3102 Oak Lawn Avenue
                                            Dallas, TX 75219
                                            Telephone:  (214) 523-6265
                                            Facsimile:  (214) 520-1181
                                            Email:  rbudd@baronbudd.com

                                            Steven Kazan
                                            Kazan, McClain, Abrams, Fernandez,
                                             Lyons, Farrise & Greenwood
                                            171 Twelfth Street
                                            Third Floor
                                            Oakland, CA 94607
                                            Telephone:  (510) 465-7728
                                            Facsimile:  (510) 835-4913
                                            Email:  skazan@kazanlaw.com

                                            Joseph F. Rice
                                            Motley Rice LLC
                                            28 Bridgeside Boulevard
                                            P.O. Box 1792
                                            Mount Pleasant, SC 29465
                                            Telephone:  (843) 216-9159
                                            Facsimile:  (843) 216-9290
                                            Email:  jrice@motleyrice.com

                                            Perry Weitz
                                            Weitz & Luxemberg, P.C.
                                            180 Maiden Lane
                                            New York, NY  10038-4925
                                            Telephone:  (212) 558-5508
                                            Facsimile:  (212) 344-5461
                                            Email:  pweitz@weitzlux.com

                                            With a copy to:

                                            Elihu Inselbuch
                                            Caplin & Drysdale, Chartered
                                            375 Park Avenue
                                            35th Floor
                                            New York, NY 10152-3500
                                            Telephone:  (212) 319-9240
                                            Facsimile:  (212) 644-6755
                                            Email:  ei@capdale.com


To the Future Claimants' Representative:    Dean M. Trafelet
                                            Future Claimants' Representative
                                            P.O. Box 518
                                            9130 Wild Lane
                                            Baileys Harbor, WI 54202
                                            Telephone:  (312) 335-1726
                                            Facsimile:  (312) 335-8015
                                            Email:  dtrafelet@dcwis.com and
                                                    dtrafelet@sbcglobal.net

                                            With a copy to:

                                            Andrew A. Kress
                                            Kaye Scholer LLP
                                            425 Park Avenue
                                            New York, New York 10022
                                            Telephone:  212-836-8781
                                            Facsimile:  212-836-6728
                                            Email:  akress@kayescholer.com


To Reorganized AWI:                         General Counsel
                                            Armstrong World Industries, Inc.
                                            2500 Columbia Avenue
                                            Lancaster, PA 17522
                                            Telephone:  (717) 396-2168
                                            Facsimile:  (717) 396-6121

                                            With a copy to:

                                            Debra A. Dandeneau
                                            Weil, Gotshal & Manges LLP
                                            767 Fifth Avenue
                                            Telephone:  (212) 310-8000
                                            Facsimile:  (212) 310-8007
                                            Email:  debra.dandeneau@weil.com


         (b) All such notices and communications if mailed shall be effective when physically delivered at the designated addresses or, if electronically transmitted, when the communication is received at the designated addresses and confirmed by the recipient by return transmission.

         7.7 SUCCESSORS AND ASSIGNS. The provisions of this PI Trust Agreement shall be binding upon and inure to the benefit of AWI, the PI Trust, the Trustees and Reorganized AWI, and their respective successors and assigns, except that neither AWI, the PI Trust, the Trustees nor Reorganized AWI may assign or otherwise transfer any of its, or their, rights or obligations under this PI Trust Agreement except, in the case of the PI Trust and the Trustees, as contemplated by Section 2.1 above.

         7.8 LIMITATION ON CLAIM INTERESTS FOR SECURITIES LAWS PURPOSES. Asbestos Personal Injury Claims, and any interests therein (a) shall not be assigned, conveyed, hypothecated, pledged or otherwise transferred, voluntarily or involuntarily, directly or indirectly, except by will or under the laws of descent and distribution; (b) shall not be evidenced by a certificate or other instrument; (c) shall not possess any voting rights; and (d) shall not be entitled to receive any dividends or interest; provided, however, that clause
(a) of this Section 7.8 shall not apply to the holder of a claim that is subrogated to a PI Trust Claim as a result of its satisfaction of such PI Trust Claim.

         7.9 ENTIRE AGREEMENT; NO WAIVER. The entire agreement of the parties relating to the subject matter of this PI Trust Agreement is contained herein and in the documents referred to herein, and this PI Trust Agreement and such documents supersede any prior oral or written agreements concerning the subject matter hereof. No failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of rights under law or in equity.

         7.10 HEADINGS. The headings used in this PI Trust Agreement are inserted for convenience only and do not constitute a portion of this PI Trust Agreement, nor in any manner affect the construction of the provisions of this PI Trust Agreement.

         7.11 GOVERNING LAW. This PI Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to Delaware conflict of law principles.

         7.12 SETTLOR REPRESENTATIVE AND COOPERATION. AWI is hereby irrevocably designated as the Settlor, and it is hereby authorized to take any action required of the Settlor in connection with the PI Trust Agreement. AWI agrees to cooperate in implementing the goals and objectives of this PI Trust.

         7.13 DISPUTE RESOLUTION. Any disputes that arise under this PI Trust Agreement or under the TDP shall be resolved by submission of the matter to an alternative dispute resolution ("ADR") process mutually agreeable to the parties involved. Should any party to the ADR process be dissatisfied with the decision of the arbitrator(s), that party may apply to the Bankruptcy Court for a judicial determination of the matter. In either case, if the dispute arose pursuant to the consent provision set forth in Section 5.7(b) (in the case of the TAC) or Section 6.6(b) (in the case of the Future Claimants' Representative), the burden of proof shall be on the party or parties who withheld consent to show that the objection was valid. Should the dispute not be resolved by ADR process within thirty (30) days after submission, the parties are relieved of the requirement to pursue ADR prior to application to the Bankruptcy Court. Notwithstanding anything else herein contained, to the extent any provision of this PI Trust Agreement is inconsistent with any provision of the Plan or the TDP, the Plan or the TDP shall control.

         7.14 ENFORCEMENT AND ADMINISTRATION. The provisions of this PI Trust Agreement and the TDP attached hereto shall be enforced by the Bankruptcy Court pursuant to the Plan. The parties hereby further acknowledge and agree that the Bankruptcy Court shall have exclusive jurisdiction over the settlement of the accounts of the Trustees and over any disputes hereunder not resolved by alternative dispute resolution in accordance with Section 7.13 above.

         7.15 EFFECTIVENESS. This PI Trust Agreement shall not become effective until it has been executed and delivered by all the parties hereto.

         7.16 COUNTERPART SIGNATURES. This PI Trust Agreement may be executed in any number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this PI Trust Agreement this _____ day of ________________________, _______.


                                 ARMSTRONG WORLD INDUSTRIES, INC., SETTLOR, BY


                                 Name:
                                       -----------------------------------------


                                 Title:
                                       -----------------------------------------

                                 RUSTEES


                                 -----------------------------------------------
                                 Anne M. Ferazzi


                                 -----------------------------------------------
                                 Harry Huge



                                 -----------------------------------------------
                                 Paul A. Knuti



                                 -----------------------------------------------
                                 Lewis R. Sifford



                                 -----------------------------------------------
                                 Thomas M. Tully

                                 ASBESTOS CLAIMANTS' COMMITTEE

                                 By:
                                    --------------------------------------------
                                          John D. Cooney

                                 TRUST ADVISORY COMMITTEE

                                 -----------------------------------------------
                                 John D. Cooney

                                 -----------------------------------------------
                                 Russell W. Budd

                                 -----------------------------------------------
                                 Steven Kazan

                                 -----------------------------------------------
                                 Joseph F. Rice

                                 -----------------------------------------------
                                 Perry Weitz

                                 FUTURE CLAIMANTS' REPRESENTATIVE

                                 -----------------------------------------------
                                 Dean M. Trafelet, Esq.

                                                  Annex A to the Trust Agreement

                        ARMSTRONG WORLD INDUSTRIES, INC.
                    ASBESTOS PERSONAL INJURY SETTLEMENT TRUST

                                     BYLAWS

                                    ARTICLE I.
                                     OFFICES
                                     -------

                  Section 1. Principal Office. The initial principal office of the Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust shall be in ____________ or at such other places as the Trustees shall from time to time select.

                  Section 2.        Other Offices. The Trust may have such
other offices at such other places as the Trustees may from time to time determine to be necessary for the efficient and cost-effective administration of the Trust.

                                   ARTICLE II.
                                    TRUSTEES
                                    --------

                  Section 1.        Control of Property, Business, and Affairs.
The property, business, and affairs of the Trust shall be managed by or under the direction of the Trustees, provided that certain decisions of the Trustees shall be subject to the consent of the PI Trust Advisory Committee ("TAC") and the Legal Representative for Asbestos-related future claimants ("FUTURE CLAIMANTS' REPRESENTATIVE"), pursuant to the Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust Agreement ("TRUST AGREEMENT") to which these Bylaws are attached. In the event of any conflict between the provisions of the Trust Agreement and the provisions of these Bylaws, the provisions of the Trust Agreement shall govern and control.

                  Section 2. Number, Resignation and Removal. The number of Trustees and provisions governing their resignation and removal and the appointment of successors are governed by the Trust Agreement.

                  Section 3. Quorum and Manner of Acting. A majority of the Trustees shall constitute a quorum for the transaction of business. In the absence of a quorum, the Trustees present may adjourn the meeting until a quorum shall be present. The vote, at a meeting at which a quorum is present, of a majority of all Trustees shall be an act of the Trustees.

                  Section 4. Regular Meetings. Regular meetings of the Trustees with the TAC members and the Future Claimants' Representative may be held at such times and places as shall from time to time be determined by the Trustees. At least one regular meeting each year shall be held at the place where the Trust maintains its principal office. The Trustees shall meet at least once each calendar quarter and give notice annually of the schedule of regular meetings to each Trustee, members of the TAC, and the Future Claimants' Representative. Thereafter, meetings covered by the scheduled notice may be held without further notice. Whenever possible, Trustees shall attend all regular meetings in person.

                  Section 5. Special Meetings. Special meetings of the Trustees shall be held whenever called by one or more of the Trustees. Notice of each such meeting shall be delivered to each Trustee, TAC member, and the Future Claimants' Representative, by overnight courier, by facsimile, or by e-mail to the place, number, or e-mail address designated by each of them for receipt of such notices, or, failing such designation, at their residence or usual place of business, at least 24 hours before the time at which the meeting is to be held. Such notice shall state the place, date, and hour of the meeting and the purposes for which it is called. In lieu of the notice, a waiver of notice in writing, signed by the individual involved, whether before or after the meeting, shall be equivalent to a notice. Attendance at a meeting shall constitute a waiver of notice of that meeting. In instances in which the Trustees reasonably determine that attendance of the TAC members and the Future Claimants Representative would compromise privileged communications or that the purposes of the meeting concern matters confidential as to the Trustees, notices of such a meeting shall be given only to the Trustees.

                  Section 6. Action Without a Meeting; Meeting by Conference Call. Any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting if all Trustees consent thereto in writing, after notice to the TAC members and the Future Claimants' Representatives pursuant to the notice provisions in Article II, Section 5, above, and the writings are filed with the minutes of proceedings of the Trustees.

                  The Trustees also may take any action required or permitted to be taken at any meeting by means of conference telephone or other communication equipment provided that all persons participating can hear and speak with each other. Participation in such a meeting shall constitute presence in person at such meeting.

                  Section 7. Committees. The Trustees may appoint committees and delegate to them particular powers and responsibilities from time to time.

                                   ARTICLE III.
                                    OFFICERS
                                    --------

                  Section 1. Principal Officers. The Trustees shall annually elect a Chair and such other principal officers, including, without limitation, Vice Chair, Executive Director, Secretary and Treasurer, as the Trustees believe will promote the efficient and cost-effective administration of the Trust. Each such principal officer shall hold office until a successor shall have been chosen and qualified or until death, resignation, retirement or removal.

                  Section 2. Powers and Duties. All principal officers, as between themselves and the Trust, shall respectively have such authority to operate the Trust in the ordinary course of business and perform such duties as are customarily incident to their respective offices in a corporate setting, and such other powers and duties as may be specified from time to time by the Trustees. The Trustees shall, from time to time, establish by resolution limits on the authorization of expenditures and the extent of legal commitments that may be made by the officers. Except for the Chair and Vice Chair, the officers need not be Trustees.

                  Section 3. Removal. The Chair and any other principal officer may be removed as a principal officer with or without cause, at any time, by resolution adopted by the Trustees at any regular meeting of the Trustees or at any special meeting of the Trustees called for that purpose.

                  Section 4. Subordinate Officers. The Trustees may appoint such other subordinate officers, agents, and employees as the Trustees may deem necessary and advisable for the efficient and cost-effective administration of the Trust, each of whom shall hold office for such period, have such authority, and perform such duties as the Trustees may from time to time determine. The Chair may remove any such subordinate officer, agent, or employee at any time with or without cause.

                  Section 5. Resignations. Any officer may resign at any time by giving written notice to the Trustees. The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                   ARTICLE IV.
                                   AMENDMENTS
                                   ----------

                  Section 1. These Bylaws, other than Article II, Article III, Section 3, and this Article IV, may be amended by the Trustees at any meeting of the Trustees, provided that notice of the proposed amendment is contained in the notice of such meeting. Article II, Article III, Section 3, and this Article IV, may be amended by the Trustees only after receipt of the consent of the TAC members and the Future Claimants' Representative.